UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2021

VELODYNE LIDAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California		95138
(Address of principal executive offices)		(Zip Code)

(669) 275-2251
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2021, Velodyne Lidar, Inc. (the “Company” or “Velodyne”) issued a press release reporting its financial results for the quarter ended September 30, 2021. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and the exhibit hereto are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer; Appointment of New Director

On November 4, 2021, we announced the appointment of Theodore L. (“Ted”) Tewksbury, Ph.D. as our Chief Executive Officer, effective November 10, 2021. Following the effectiveness of Dr. Tewksbury’s appointment, the previously established Office of the Chief Executive (OCE), consisting of Jim Barnhart, Chief Operating Officer; Drew Hamer, Chief Financial Officer; Kathy McBeath, Chief People Officer, and Sinclair Vass, Chief Commercial Officer, will be dissolved, and the members of the OCE will return to their respective positions at the Company.

The board of directors also appointed Dr. Tewksbury as a Class I director to the Company’s board of directors, effective November 10, 2021. In connection with Dr. Tewksbury’s appointment, the board of directors authorized an increase in the number of directors to eight with the addition of a Class I directorship.

Since August 2019, Theodore L. Tewksbury, Ph.D. has been CEO of Eta Compute, a provider of ultra-low power AI vision systems. Dr. Tewksbury has served as a member of the Board of Directors of Maxlinear, Inc. since May 2015. From February 2017 to March 2019, Dr. Tewksbury was Chairman, President and CEO of Energy Focus, Inc., a provider of high-performance LED lighting technology. Dr. Tewksbury served as interim president and chief executive officer of Entropic from November 2014 until MaxLinear’s acquisition of Entropic in April 2015. Dr. Tewksbury also served as a director of Entropic from September 2010 through April 2015. From 2013 to November 2014, Dr. Tewksbury was an independent consultant to technology companies. From 2008 to 2013, Dr. Tewksbury served as the president and chief executive officer and as a member of the board of directors of Integrated Device Technology, Inc., a publicly traded, mixed signal semiconductor solutions company. Prior to joining Integrated Device Technology, he was the president and chief operating officer of AMI Semiconductor, a mixed signal semiconductor company from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury was a member of the board of directors of the Global Semiconductor Alliance from 2011 to 2013. Dr. Tewksbury holds a B.S. in Architecture and an M.S. and a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology. The board of directors believes Dr. Tewksbury is qualified to serve as a director because of his extensive general management and technical expertise, as well as his prior and current experience as a chief executive officer and public company director.

Compensation Arrangements

We entered into an offer letter and change in control and severance agreement with Dr. Tewksbury, each dated October 26, 2021. The offer letter provides for at-will employment. Dr. Tewksbury’s annual base salary will be $570,000. Dr. Tewksbury will be eligible to cash bonuses to receive an aggregate annual bonus opportunity of up to 100% of his annual base salary, subject to the terms and conditions of the Company’s bonus plan for executives. For 2021, his bonus will be prorated based on his length of service.

In addition, Dr. Tewksbury will receive a restricted stock and a performance-based stock award, each pursuant to our 2020 Equity Incentive Plan. The restricted stock award will have a grant date fair value of $1,350,000 and will be scheduled to vest and become non-forfeitable over a 4 year period, subject to Dr. Tewksbury’s continued service through the applicable vesting dates. The performance-based stock award will have a target value of $3,150,000, scheduled to vest and become non-forfeitable over a 4 year period. The performance-based stock award is payable in shares and the actual number of shares earned, if any, will be determined based on the Company meeting specific performance objectives to be established by the Compensation Committee and subject to Dr. Tewksbury’s continued service through the applicable vesting dates. The maximum payout of shares will be capped at 200% of the target award value.

In addition, the change in control and severance agreement provides that if Dr. Tewksbury’s employment is terminated outside the period beginning 3 months before a change in control and ending 12 months following a change in control, or the Change in Control Period, either (1) by the Company (or any of its subsidiaries) without “cause” (excluding by reason of death or disability) or (2) by Dr. Tewksbury for “good reason”, Dr. Tewksbury will receive the following benefits if he timely signs and does not revoke a release of claims in our favor: (i) a lump-sum payment equal to 18 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); (ii) if the termination occurs after December 31, 2022, if less than 50% shares in the initial restricted stock award and performance-based stock award described in the paragraph above have vested, Dr. Tewksbury shall vest the amount of shares equal to the difference between: (a) 50% of the total shares subject to initial awards and (b) the amount of shares vested as of termination, with the performance-based stock award deemed to be met at target; and (iii) payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Dr. Tewksbury and his eligible dependents, if any, for up to 18 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law.

If, within the Change in Control Period, Dr. Tewksbury’s employment is terminated either (1) by the Company (or any of its subsidiaries) without cause (excluding by reason of death or disability) or (2) by Dr. Tewksbury for good reason, then Dr. Tewksbury will receive the following benefits if he timely signs and does not revoke a release of claims in our favor: (i) a lump-sum payment equal to 12 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control); (ii) a lump-sum payment equal to 100% of his target annual bonus as in effect for the fiscal year in which such termination occurs; (iii) payment of premiums for coverage under COBRA for Dr. Tewksbury and his eligible dependents, if any, for up to 12 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law; and (iv) 100% accelerated vesting and exercisability of all outstanding equity awards and, in the case of an equity award with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at target.

A copy of the press release dated November 4, 2021 announcing Dr. Tewksbury’s appointment as our Chief Executive Officer is attached hereto as Exhibit 99.2. The summary description of Dr. Tewksbury’s offer letter and change in control and severance agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter and change in control and severance agreement, copies of which will be filed with our Annual Report on Form 10-K for the year ended December 31, 2021.

Other Matters

In addition, we will enter into our standard form of indemnification agreement with Dr. Tewksbury. The form indemnification agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38703) filed on October 5, 2020 and is incorporated herein by reference. Dr. Tewksbury has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Dr. Tewksbury and any of our directors or executive officers.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Issued by the Company on November 4, 2021 (earnings)
99.2	Press Release Issued by the Company on November 4, 2021 (CEO)
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE:	November 4, 2021	By:	/s/ Andrew Hamer
Andrew Hamer
Chief Financial Officer
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